UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 16, 2014

PTC THERAPEUTICS, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-35969	04-3416587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Court
South Plainfield, NJ	07080
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code:  (908) 222-7000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with her previously announced intention to resign as President of PTC Therapeutics, Inc. (the “Company”), Cláudia Hirawat (the “Executive”) and the Company entered into a Separation and General Release Agreement (the “Agreement”) on December 16, 2014, pursuant to which the Executive’s employment with the Company will terminate, effective as of January 16, 2015 (the “Separation Date”). Under the terms of the Agreement, the Executive will be entitled to receive her target bonus for 2014 of $141,440 and, upon the Separation Date, accelerated vesting of 25,028 shares of restricted stock of the Company and 82,293 stock options (to the extent not already vested), which shall remain exercisable until January 2016. Pursuant to the Agreement, the Executive agreed to a general release of claims against the Company, standard confidentiality, non-competition, and non-solicitation provisions, and to forfeit certain stock option awards as of December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC THERAPEUTICS, INC.

Date: December 19, 2014	By:	/s/ Mark Boulding
Mark Boulding
Executive Vice President and Chief Legal Officer